UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            April 2, 2013

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2013, certain subsidiaries of AMREP Corporation engaged in the Media Services business entered into the third amendment (the “Third Amendment”) to the Revolving Credit and Security Agreement, dated as of May 13, 2010 (the “Credit Facility”), with PNC Bank, National Association, as agent and lender.

The Credit Facility provides for a revolving credit loan and letter of credit facility of up to $15,000,000, with availability within that limit based upon the lesser of (i) a percentage of the borrowers’ eligible accounts receivable or (ii) the recent level of collections of accounts receivable.  The Third Amendment expands this availability by including certain unbilled accounts receivable in the borrowers’ eligible accounts receivable under the Credit Facility.  In addition, the Third Amendment extends the term of the Credit Facility by one year, which now expires on May 12, 2015.  No other material terms of the Credit Facility changed in connection with the Third Amendment.

The foregoing description of the Third Amendment is a summary only and is qualified in all respects by the provisions of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Third Amendment, dated April 2, 2013, to the Revolving Credit and Security Agreement, dated as of May 13, 2010, among Kable Media Services, Inc., et al and PNC Bank, National Association, as agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: April 3, 2013	By:	/s/ Christopher V. Vitale
Christopher V. Vitale
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Third Amendment, dated April 2, 2013, to the Revolving Credit and Security Agreement, dated as of May 13, 2010, among Kable Media Services, Inc., et al and PNC Bank, National Association, as agent and lender.